                                                                     Exhibit 4-L

                                 AMENDMENT NO. 2

                                       TO

                         National Steel Credit Agreement

     AMENDMENT NO. 2, dated as of September 28, 2000 (this "Amendment No. 2"), to the Credit Agreement, dated as of November 19, 1999, as heretofore amended (the "Credit Agreement"), by and among NATIONAL STEEL CORPORATION (the "Borrower"), the financial institutions party thereto as lenders and issuers (the "Lenders and Issuers"), CITICORP USA, INC. as agent for the Lenders and Issuers under the Credit Agreement (the "Administrative Agent") and THE FUJI BANK, LIMITED as syndication agent for the Lenders and Issuers under the Credit Agreement (the "Syndication Agent").

                              W I T N E S S E T H:

     WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement as herein provided; and

     WHEREAS, Lenders constituting the Requisite Lenders have agreed to such amendment;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

     Section 1. Amendment to Section 8.5 (Restricted Payments). Section 8.5 (Restricted Payments) is hereby amended by deleting in its entirety the text thereof and substituting therefor the following:

          The Borrower will not, and will not permit any of its Material Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment; provided, however, that any Material Subsidiary may make Restricted Payments to the Borrower or the Guarantor; provided, further, that, except during the Cash Dominion Period, the Borrower and its Material Subsidiaries may make other Restricted Payments permitted under Section 4.06 (Limitation on Restricted Payments) of the Indenture up to eighteen million Dollars ($18,000,000) in the aggregate.

     Section 2. Conditions of Effectiveness. This Amendment No. 2 shall become effective when, and only when, the Administrative Agent shall have received copies of this Amendment No. 2 executed by the Borrower and Lenders constituting the Requisite Lenders.

                                                                Credit Agreement
                                                      National Steel Corporation
                                                              Citicorp USA, Inc.

     Section 3. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent that this Amendment No. 2 has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms. After giving effect to this Amendment No. 2., each of the representations and warranties set forth in Article IV of the Credit Agreement is true and correct on and as of the date hereof, and no Default or Event of Default has occurred and is continuing.

     Section 4. Reference to the Effect on the Loan Documents.

     (a) Upon the effectiveness of this Amendment No. 2, on and after the date hereof, each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference in the other Loan Documents to the Agreement, shall mean and be a reference to the Agreement as amended hereby.

     (b) Except as specifically amended herein, the Agreement and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

     (c) The execution, delivery and effectiveness of this Amendment No. 2 shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

     Section 5. Execution in Counterparts. This Amendment No. 2 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     Section 6. Governing Law. This Amendment No. 2 shall be governed by and construed in accordance with the law of the State of New York.

     Section 7. Headings. Section headings in this Amendment No. 2 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 2 for any other purpose.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and general partners thereunto duly authorized, as of the date first above written.



                                     NATIONAL STEEL CORPORATION


                                     By:
                                        -------------------------------
                                         Name:
                                         Title:


                                     CITICORP U.S.A., INC.,
                                         as Administrative Agent


                                     By:
                                        -------------------------------
                                         Name:
                                         Title:


                                     THE FUJI BANK, LIMITED,
                                         as Syndication Agent


                                     By:
                                        -------------------------------
                                         Name:
                                         Title:


          [SIGNATURE PAGE FOR AMENDMENT NO. 2 TO THE CREDIT AGREEMENT]

                                      CITIBANK, N.A.,
                                          as Issuer


                                      By:
                                         -------------------------------
                                          Name:
                                          Title:


                                      Lenders:


                                      BANK OF AMERICA, N.A.



                                      By:
                                         -------------------------------
                                          Name:
                                          Title:


                                      CITICORP USA, INC.



                                      By:
                                         -------------------------------
                                          Name:
                                          Title:


                                      COMERICA BANK



                                      By:
                                         -------------------------------
                                          Name:
                                          Title:


                                      MORGAN GUARANTY TRUST COMPANY OF NEW YORK



                                      By:
                                         -------------------------------
                                          Name:
                                          Title:


          [SIGNATURE PAGE FOR AMENDMENT NO. 2 TO THE CREDIT AGREEMENT]

                                      LASALLE BUSINESS CREDIT, INC.



                                      By:
                                         -------------------------------
                                          Name:
                                          Title:


                                      MELLON BANK, N.A.



                                      By:
                                         -------------------------------
                                          Name:
                                          Title:


                                      NATIONAL CITY COMMERCIAL
                                          FINANCE, INC.



                                      By:
                                         -------------------------------
                                          Name:
                                          Title:


                                      THE FUJI BANK, LIMITED



                                      By:
                                         -------------------------------
                                          Name:
                                          Title:




          [SIGNATURE PAGE FOR AMENDMENT NO. 2 TO THE CREDIT AGREEMENT]